GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 13

October 26, 2010	GERMAN AMERICAN BANCORP, INC. (GABC)

POSTS ANOTHER RECORD QUARTER AND
2010 YEAR-TO-DATE RECORD EARNINGS

Jasper, Indiana – October 26, 2010 — German American Bancorp, Inc. (NASDAQ: GABC) reported today that its 3rd quarter earnings achieved yet another record, coming on the heels of the previously reported record earnings in the 2nd quarter of this year.  The Company’s 2010 year-to-date earnings through September 30th also represented a record level of performance.

The Company’s third quarter net income of $3,594,000, or $0.32 per share, was an increase of approximately 13%, from the $3,191,000, or $0.29 per share, recorded during the same quarter last year.  Third quarter earnings were also approximately 5% greater than the previous record quarterly earnings of $3,408,000, or $0.31 per share, reported in the second quarter of this year.

On year-to-date basis, 2010 earnings increased to a record $10,253,000, or $0.92 per share, as compared to $8,897,000, or $0.81 per share for the first nine months of 2009.  The improvement in year-to-date earnings represented an increase of approximately 15% over the level of performance reported in 2009.

The record quarterly earnings performance was primarily reflective of an improvement in the level of the Company’s core operating results, derived from increased revenues in both net interest income and non-interest income.  As compared to the same quarter in 2009, current quarter net income was enhanced by an increase in the Company’s net interest income of approximately $1.0 million.  This improvement in net interest income was directly attributable to over $100 million, or 9%, growth in the Company’s average earning assets, as compared to the third quarter of the prior year. Approximately one-half of the growth in average earning assets were generated from the Company’s existing banking markets with the remainder of the growth related to the branch purchase of the two Evansville banking offices in May of this year.

The Company’s non-interest income increased by approximately $375 thousand, or 9%, the majority of which is attributable to an increased level of fee income from the origination of residential mortgage loans and the sale of those loans into the secondary mortgage market.  This increased revenue is related to increased mortgage refinancing activity in connection with the current level of attractive fixed rates available on residential mortgage loans.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 13

Somewhat offsetting this enhanced revenue, the Company’s operating expenses increased by approximately $500 thousand, much of which was attributable to expenses associated with operations of the Evansville branch banking operations purchased in the 2nd quarter of this year and professional fees associated with the recently announced pending acquisition of American Community Bancorp, Inc., and its banking subsidiary, Bank of Evansville.

Mark A. Schroeder, Chairman & CEO of German American, commenting on the Company’s continuation of its trend of record performance stated, “We continue to be very pleased that our trend, over the course of the past several years, of strong earnings, solid loan quality, and the maintenance of a well-capitalized regulatory capital position has resulted in the achievement of yet another record level of quarterly and year-to-date earnings.  Our third quarter net income for the current year increased by approximately 5% over the second quarter record results.  The second quarter results were likewise an increase of approximately 5% over the first quarter results.  This level of earnings momentum and our exceptional performance is a testament to our staff, our clients, and the economic viability of our Southern Indiana market area.”

Schroeder continued, “We will strive to build upon this record performance level as we continue to grow our new market presence in Evansville, while also continuing to enhance our existing market position in our other Southern Indiana markets.  Inclusive of the pending acquisition of the Bank of Evansville, which was announced earlier this month and will, hopefully, be finalized late this year or early in 2011, we will have 5 banking offices located throughout the Evansville market.  We are excited about the opportunities our entry into this new market area will afford us not only within banking but also relative to the expansion of our insurance and investment lines of business.”

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.14 per share which will be payable on November 20, 2010 to shareholders of record as of November 10, 2010.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 13

Balance Sheet Highlights

Total assets for the Company increased by approximately $15.1 million or 4% on an annualized basis during the third quarter of 2010 compared with the period ended June 30, 2010.  The increase was largely attributable to an increase in the Company’s core deposit base.

End-of-period loans outstanding remained stable during the third quarter of 2010 compared with the period ended June 30, 2010.

End of Period Loan Balances				Annualized
	09/30/10	06/30/10	$ Change	% Change

Commercial & Industrial Loans	$222,437	$226,876	$(4,439)	-8%
Commercial Real Estate Loans	342,716	340,229	2,487	3%
Agricultural Loans	151,517	150,462	1,055	3%
Consumer Loans	117,686	115,553	2,133	7%
Residential Mortgage Loans	80,854	81,547	(693)	-3%
	$915,210	$914,667	$543	0%

Non-performing assets totaled $14.1 million at September 30, 2010 compared to $10.6 million of non-performing assets at June 30, 2010.  Non-performing assets represented 1.04% of total assets at September 30, 2010 compared to 0.79% at June 30, 2010.  Non-performing loans totaled $11.7 million at September 30, 2010 compared to $8.8 million of non-performing loans at June 30, 2010.  Non-performing loans represented 1.28% of total outstanding loans at September 30, 2010 compared with 0.96% of total loans outstanding at June 30, 2010.  The most significant cause of the increase in non-performing assets and loans was related to one commercial real estate credit that was placed on non-accrual status during the third quarter 2010 that  totaled approximately $2.1 million.

The Company’s allowance for loan losses totaled $11.7 million at September 30, 2010 representing an increase of $887,000 or 8% from June 30, 2010.  The allowance for loan losses represented 1.28% of period-end loans at September 30, 2010 compared with 1.18% at June 30, 2010.  The allowance for loan losses represented 100% of period-end non-performing loans at September 30, 2010 and 123% of period-end non-performing loans at June 30, 2010.  The decline in ratio of allowance to period end non-performing loans was attributable to the increased level of loans past due 90 days and still accruing.

End-of-period deposits increased approximately $33.0 million or 13% on an annualized basis during the third quarter of 2010 compared with the period ended June 30, 2010.  The increase was primarily attributable to an increase in core deposits and more specifically non-maturity core deposits.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 13

End of Period Deposit Balances				Annualized
	09/30/10	06/30/10	$ Change	% Change

Non-interest-bearing Demand Deposits	$187,363	$166,922	$20,441	49%
Interest-bearing Demand, Savings, & Money Market Accounts	532,877	522,438	10,439	8%
Time Deposits < $100,000	277,194	274,603	2,591	4%
Time Deposits of $100,000 or more & Brokered Deposits	85,414	85,893	(479)	-2%
	$1,082,848	$1,049,856	$32,992	13%

Results of Operations Highlights

Quarter ended September 30, 2010 compared to quarter ended September 30, 2009

Net income for the quarter ended September 30, 2010 totaled $3,594,000, an increase of $403,000 or 13% from the quarter ended September 30, 2009 net income of $3,191,000.

Summary Average Balance Sheet
(Tax-equivalent basis / $ in thousands)
	Quarter Ended September 30, 2010			Quarter Ended September 30, 2009

	Principal	Income/	Yield/	Principal	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Federal Funds Sold and Other Short-term Investments	$25,241	$12	0.19%	$36,627	$25	0.27%
Securities	314,705	2,804	3.56%	216,013	2,570	4.76%
Loans and Leases	921,687	13,737	5.92%	903,917	13,773	6.05%
Total Interest Earning Assets	$1,261,633	$16,553	5.22%	$1,156,557	$16,368	5.63%

Liabilities
Demand Deposit Accounts	$180,147			$147,437
Interest-bearing Demand, Savings, and Money Market Accounts	$523,265	$402	0.30%	$481,052	$822	0.68%
Time Deposits	359,466	2,240	2.47%	336,251	2,307	2.72%
FHLB Advances and Other Borrowings	154,011	1,236	3.18%	149,602	1,549	4.11%
Total Interest-Bearing Liabilities	$1,036,742	$3,878	1.48%	$966,905	$4,678	1.92%

Cost of Funds			1.22%			1.61%
Net Interest Income		$12,675			$11,690
Net Interest Margin			4.00%			4.02%

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 13

During the quarter ended September 30, 2010, net interest income totaled $12,477,000 representing an increase of $996,000 or 9% from the third quarter of 2009 net interest income of $11,481,000.  The tax equivalent net interest margin for the third quarter of 2010 was 4.00% compared to 4.02% in the third quarter of 2009.  The increased net interest income was largely the result of a higher level of earning assets driven by growth in the Company’s core deposit base, both internally and as augmented by the deposits acquired in the branch acquisition completed during the second quarter of 2010.

The provision for loan loss totaled $1,375,000 during the quarter ended September 30, 2010 representing an increase of $125,000 or 10% from the quarter ended September 30, 2009.  During the third quarter of 2010, the provision for loan loss represented approximately 60 basis points of average loans on an annualized basis while net charge-offs represented approximately 21 basis points of average loans on an annualized basis.

During the quarter ended September 30, 2010, non-interest income declined approximately 9% from the third quarter of 2009.

Non-interest Income	Qtr Ended	Qtr Ended
	09/30/10	09/30/09	$ Change	% Change

Trust and Investment Product Fees	$348	$465	$(117)	-25%
Service Charges on Deposit Accounts	1,053	1,131	(78)	-7%
Insurance Revenues	1,323	1,254	69	6%
Company Owned Life Insurance	197	200	(3)	-2%
Other Operating Income	710	595	115	19%
Subtotal	3,631	3,645	(14)	n/m
Net Gains on Sales of Loans	802	411	391	95%
Net Gain (Loss) on Securities	—	—	—	n/m
Total Non-interest Income	$4,433	$4,056	$377	9%

Trust and investment product fees declined by 25% during the third quarter of 2010 compared with the third quarter of 2009 due primarily to lower retail brokerage revenues.  Other operating income increased $115,000 or 19% during the third quarter of 2010 compared with the same period of 2009 due primarily to a higher level of net interchange revenues.

The net gain on sales of loans increased $391,000 or 95% due to strong residential mortgage loan production that has been sold in the secondary market and improved pricing on those loans sold and those loans held for sale.  Loans sales totaled $39.6 million during the third quarter of 2010 compared to $50.4 million during the third quarter of 2009.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 13

During the quarter ended September 30, 2010, non-interest expense increased approximately 5% compared with the quarter ended September 30, 2009.  The increase from a total non-interest expense perspective was largely attributable to the operating costs associated with the branch offices acquired  during the second quarter of 2010.

Non-interest Expense	Qtr Ended	Qtr Ended
	09/30/10	09/30/09	$ Change	% Change

Salaries and Employee Benefits	$5,470	$5,427	$43	1%
Occupancy, Furniture and Equipment Expense	1,537	1,532	5	n/m
FDIC Premiums	355	330	25	8%
Data Processing Fees	330	321	9	3%
Professional Fees	698	285	413	145%
Advertising and Promotion	350	266	84	32%
Intangible Amortization	262	235	27	11%
Other Operating Expenses	1,439	1,523	(84)	-6%
Total Non-interest Expense	$10,441	$9,919	$522	5%

Professional fees increased $413,000 or 145% during the quarter ended September 30, 2010 compared with the same quarter of 2009 primarily as a result of professional fees associated with the pending acquisition of American Community Bancorp, Inc.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 13

Quarter ended September 30, 2010 compared to quarter ended June 30, 2010

Net income for the quarter ended September 30, 2010 totaled $3,594,000, an increase of $186,000 or 5% from second quarter 2010 net income of $3,408,000.

Summary Average Balance Sheet
(Tax-equivalent basis / $ in thousands)
	Quarter Ended September 30, 2010			Quarter Ended June 30, 2010
	Principal	Income/	Yield/	Principal	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Federal Funds Sold and Other Short-term Investments	$25,241	$12	0.19%	$52,008	$27	0.21%
Securities	314,705	2,804	3.56%	274,969	2,852	4.15%
Loans and Leases	921,687	13,737	5.92%	901,856	13,264	5.90%
Total Interest Earning Assets	$1,261,633	$16,553	5.22%	$1,228,833	$16,143	5.27%

Liabilities
Demand Deposit Accounts	$180,147			$163,227
Interest-bearing Demand, Savings, and Money Market Accounts	$523,265	$402	0.30%	$512,680	$461	0.36%
Time Deposits	359,466	2,240	2.47%	353,577	2,225	2.52%
FHLB Advances and Other Borrowings	154,011	1,236	3.18%	154,884	1,340	3.47%
Total Interest-Bearing Liabilities	$1,036,742	$3,878	1.48%	$1,021,141	$4,026	1.58%

Cost of Funds			1.22%			1.32%
Net Interest Income		$12,675			$12,117
Net Interest Margin			4.00%			3.95%

During the quarter ended September 30, 2010, net interest income totaled $12,477,000 representing an increase of $562,000 or 5% from the second quarter of 2010.  The tax equivalent net interest margin for the third quarter of 2010 was 4.00% compared to 3.95% in the second quarter of 2010.  The increased net interest income and margin was largely the result of a higher level of earning assets driven by growth in the Company’s core deposit base, both internally and as augmented by the deposits acquired in the branch acquisition completed during the second quarter of 2010.  The improved net interest income and margin were also attributable to an increased average loan portfolio largely driven by the branch acquisition completed in the second quarter of 2010 and the reinvestment of federal funds sold and other short-term investments into the Company’s securities portfolio in the latter part of the second quarter.

The provision for loan loss totaled $1,375,000 during the quarter ended September 30, 2010 representing an increase of $375,000 or 38% from the quarter ended June 30, 2010.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 13

During the quarter ended September 30, 2010, non-interest income increased 17% compared to the second quarter of 2010.

Non-interest Income	Qtr Ended	Qtr Ended
	09/30/10	06/30/10	$ Change	% Change

Trust and Investment Product Fees	$348	$395	$(47)	-12%
Service Charges on Deposit Accounts	1,053	1,075	(22)	-2%
Insurance Revenues	1,323	1,083	240	22%
Company Owned Life Insurance	197	186	11	6%
Other Operating Income	710	553	157	28%
Subtotal	3,631	3,292	339	10%
Net Gains on Sales of Loans	802	499	303	61%
Net Gain (Loss) on Securities	—	—	—	0%
Total Non-interest Income	$4,433	$3,791	$642	17%

Insurance revenues increased 22% during the quarter ended September 30, 2010, compared with the second quarter 2010 due in large part to an administrative change in the accounting for direct bill customers during the second quarter of 2010 to better reconcile with the Company’s agency management system.

Other operating income increased 28% during the third quarter of 2010 compared with the second quarter of 2010.  The increase was attributable to a lower level of losses on other real estate owned property and a higher level of net interchange revenues.

The net gain of sales of loans increased 61% in the quarter ended September 30, 2010 compared with the second quarter of 2010 due to increased residential mortgage loan production that has been sold in the secondary market or is being held for sale for delivery to the secondary market.  Loans sales totaled $39.6 million during the third quarter of 2010 compared to $18.0 million during the second quarter of 2010.  The increase in loan production was largely attributable to historically low residential mortgage loan interest rates.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 13

During the quarter ended September 30, 2010, non-interest expense increased approximately 5% compared with the second quarter of 2010.

Non-interest Expense	Qtr Ended	Qtr Ended
	09/30/10	06/30/10	$ Change	% Change

Salaries and Employee Benefits	$5,470	$5,288	$182	3%
Occupancy, Furniture and Equipment Expense	1,537	1,435	102	7%
FDIC Premiums	355	336	19	6%
Data Processing Fees	330	365	(35)	-10%
Professional Fees	698	524	174	33%
Advertising and Promotion	350	273	77	28%
Intangible Amortization	262	247	15	6%
Other Operating Expenses	1,439	1,434	5	n/m
Total Non-interest Expense	$10,441	$9,902	$539	5%

Salaries and benefits expense increased approximately 3% during the third quarter of 2010 compared with the second quarter of 2010.  The increase was largely attributable to salaries and employees benefit costs for the branches acquired during the second quarter of 2010 and the corresponding increase in FTEs, increased commission expenses associated with higher levels of insurance and mortgage loan sales revenue partially offset by lower costs associated with the Company’s health insurance plan during the third quarter of 2010 compared with the second quarter of 2010.

Occupancy, furniture and equipment expense increased 7% in the quarter ended September 30, 2010, compared with the second quarter of 2010.  The increase was attributable to higher levels of real and personal property tax expense during the third quarter of 2010 compared with the second quarter.

Professional fees increased $174,000 or 33% during the quarter ended September 30, 2010 compared with the second quarter of 2010 primarily as a result of professional fees associated with the pending acquisition of American Community Bancorp, Inc.

About German American

German American Bancorp, Inc. is a NASDAQ-traded (symbol GABC) financial services holding company. German American, through its principal banking subsidiary German American Bancorp, operates 30 retail banking offices in 12 contiguous southern Indiana counties. The company also owns a trust, brokerage and financial planning subsidiary, operated from its banking offices, and a full service property and casualty insurance agency with seven offices throughout its banking market area.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 13

Cautionary Note Regarding Forward-Looking Statements

The Company's statements in this press release regarding the Company’s intentions to strive to build upon its record earnings performance and grow in its Southern Indiana banking markets (including the new Evansville banking market) are "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include factors that could cause the transaction with American Community Bancorp, Inc., not to be completed as expected, or not to be as attractive to German American from a financial point of view as currently anticipated by German American (see Current Report on Form 8-K filed October 22, 2010, with the Securities and Exchange Commission for a discussion of such factors); changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of other mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration and dampened loan demand; the potential for continuing increases in federal deposit insurance premiums, and for future additional special deposit insurance assessments, that could be charged to German American’s banking subsidiary and other FDIC-insured institutions by the Federal Deposit Insurance Corporation on account of the adverse effects on the FDIC insurance fund that are expected to continue to be caused by the expected continued increased rate of failures of other FDIC-insured  banks nationwide; monetary policy and other actions of the Federal Reserve Board affecting national economic and financial market conditions; changes in accounting principles and interpretations; actions of federal regulatory agencies under the Federal Deposit Insurance Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act; and other legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

11 of 13

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	September 30,	June 30,	September 30,
	2010	2010	2009

ASSETS
Cash and Due from Banks	$19,203	$17,110	$19,137
Short-term Investments	26,112	19,399	40,813
Investment Securities	302,673	300,441	206,502

Loans Held-for-Sale	13,627	10,768	8,105

Loans, Net of Unearned Income	913,623	912,938	887,449
Allowance for Loan Losses	(11,700)	(10,813)	(10,788)
Net Loans	901,923	902,125	876,661

Stock in FHLB and Other Restricted Stock	10,621	10,621	10,621
Premises and Equipment	26,784	26,182	22,237
Goodwill and Other Intangible Assets	12,630	12,891	12,505
Other Assets	42,411	41,391	37,234
TOTAL ASSETS	$1,355,984	$1,340,928	$1,233,815

LIABILITIES
Non-interest-bearing Demand Deposits	$187,363	$166,922	$147,704
Interest-bearing Demand, Savings, and Money Market Accounts	532,877	522,438	475,506
Time Deposits	362,608	360,496	338,128
Total Deposits	1,082,848	1,049,856	961,338

Borrowings	137,173	157,861	147,199
Other Liabilities	13,090	13,054	12,888
TOTAL LIABILITIES	1,233,111	1,220,771	1,121,425

SHAREHOLDERS' EQUITY
Common Stock and Surplus	80,194	80,125	79,764
Retained Earnings	34,635	32,595	27,272
Accumulated Other Comprehensive Income	8,044	7,437	5,354
TOTAL SHAREHOLDERS' EQUITY	122,873	120,157	112,390

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,355,984	$1,340,928	$1,233,815

END OF PERIOD SHARES OUTSTANDING	11,104,918	11,104,918	11,077,382

BOOK VALUE PER SHARE	$11.06	$10.82	$10.15

12 of 13

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009

INTEREST INCOME
Interest and Fees on Loans	$13,668	$13,194	$13,706	$39,701	$40,573
Interest on Short-term Investments	12	27	25	48	64
Interest and Dividends on Investment Securities	2,675	2,720	2,428	8,130	7,302
TOTAL INTEREST INCOME	16,355	15,941	16,159	47,879	47,939

INTEREST EXPENSE
Interest on Deposits	2,642	2,686	3,129	7,940	10,469
Interest on Borrowings	1,236	1,340	1,549	3,898	4,231
TOTAL INTEREST EXPENSE	3,878	4,026	4,678	11,838	14,700

NET INTEREST INCOME	12,477	11,915	11,481	36,041	33,239
Provision for Loan Losses	1,375	1,000	1,250	3,875	3,000
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,102	10,915	10,231	32,166	30,239

NON-INTEREST INCOME
Net Gain on Sales of Loans	802	499	411	1,619	1,437
Net Gain (Loss) on Securities	-	-	-	-	(34)
Other Non-interest Income	3,631	3,292	3,645	11,184	10,719
TOTAL NON-INTEREST INCOME	4,433	3,791	4,056	12,803	12,122

NON-INTEREST EXPENSE
Salaries and Benefits	5,470	5,288	5,427	16,307	16,556
Other Non-interest Expenses	4,971	4,614	4,492	14,302	13,677
TOTAL NON-INTEREST EXPENSE	10,441	9,902	9,919	30,609	30,233

Income before Income Taxes	5,094	4,804	4,368	14,360	12,128
Income Tax Expense	1,500	1,396	1,177	4,107	3,231

NET INCOME	$3,594	$3,408	$3,191	$10,253	$8,897

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.32	$0.31	$0.29	$0.92	$0.81

WEIGHTED AVERAGE SHARES OUTSTANDING	11,104,918	11,103,095	11,075,709	11,096,650	11,062,053
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,110,861	11,108,160	11,084,768	11,101,903	11,063,454

13 of 13

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.06%	1.04%	1.03%	1.05%	0.98%
Annualized Return on Average Equity	11.79%	11.57%	11.59%	11.55%	10.92%
Net Interest Margin	4.00%	3.95%	4.02%	4.01%	3.99%
Efficiency Ratio (1)	61.03%	62.24%	63.00%	61.90%	65.79%
Net Overhead Expense to Average Earning Assets (2)	1.90%	1.99%	2.03%	1.95%	2.13%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.21%	0.40%	0.33%	0.47%	0.26%
Allowance for Loan Losses to Period End Loans	1.28%	1.18%	1.22%
Non-performing Assets to Period End Assets	1.04%	0.79%	1.03%
Non-performing Loans to Period End Loans	1.28%	0.96%	1.12%
Loans 30-89 Days Past Due to Period End Loans	0.62%	0.86%	0.81%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,353,459	$1,314,847	$1,238,386	$1,307,436	$1,214,217
Average Earning Assets	$1,261,633	$1,228,833	$1,156,557	$1,219,728	$1,132,492
Average Total Loans	$921,687	$901,856	$903,917	$900,552	$891,519
Average Demand Deposits	$180,147	$163,227	$147,437	$165,959	$147,324
Average Interest Bearing Liabilities	$1,036,742	$1,021,141	$966,905	$1,009,556	$944,635
Average Equity	$121,980	$117,801	$110,151	$118,363	$108,623

Period End Non-performing Assets (3)	$14,109	$10,629	$12,676
Period End Non-performing Loans (4)	$11,712	$8,807	$9,928
Period End Loans 30-89 Days Past Due (5)	$5,707	$7,866	$7,152

Tax Equivalent Net Interest Income	$12,675	$12,117	$11,690	$36,648	$33,833
Net Charge-offs during Period	$488	$900	$757	$3,191	$1,734

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.